SCHEDULE 14C INFORMATION

             Information Statement Pursuant to Section 14(c) of the
                        Securities Exchange Act of 1934

Check the appropriate box:

[X]   Preliminary Information Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[ ]   Definitive Information Statement


                       New Allied Development Corporation
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


Payment of Filing Fee (Check the appropriate box):

[X]   No fee required

[ ]   Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

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     (4)  Date Filed:




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



                      NEW ALLIED DEVELOPMENT CORPORATION
                           _________________________

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                           To Be Held January 10, 2004
                           _________________________


TO OUR STOCKHOLDERS:

     A special meeting of stockholders of New Allied Development Corporation will be held at 18826 Pagentry Place, Monument, Colorado 80132, on Monday, January 10, 2004, at 10:00 a.m., Rocky Mountain Standard Time. The purposes of the meeting are:

     1. To consider and act upon a proposal to authorize an amendment to the Articles of Incorporation for the following purposes:

          a. To change our company's name from "New Allied Development Corporation" to "New Allied Lending, Inc."

          b. To increase our authorized shares of common stock, no par value per share, from 25,000,000 to 250,000,000 shares of common stock.

          c. To effectuate a reverse split in our common stock on the basis of one share of common stock for each ten shares of common stock outstanding.

     2. To transact such other business as may properly come before the meeting, or any adjournment thereof.

     The Board of Directors has fixed the close of business on December 8, 2004, as the record date. Holders of our common stock of record at the close of business on the record date are entitled to receive notice of and to vote at the meeting, or any adjournment of the meeting.

                      WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY

     The accompanying Information Statement is furnished on behalf of the Board of Directors pursuant to Section 14(c) of the Securities Exchange Act of 1934 to provide notice of the meeting.


                                         By Order of the Board of Directors,

                                         /s/ Arturo Campbell
                                         -------------------------
                                         Arturo Campbell, Director

Monument, Colorado
Dated:  December 8, 2004



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


                       NEW ALLIED DEVELOPMENT CORPORATION
                              c/o Cudd & Associates
                              18826 Pagentry Place
                            Monument, Colorado 80132


                              INFORMATION STATEMENT
                              ---------------------

     The Board of Directors of New Allied Development Corporation is furnishing this Information Statement to provide notice of a special meeting of stockholders to be held at 18826 Pagentry Place, Monument, Colorado 80132, on Monday, January 10, 2004, at 10:00 a.m., Rocky Mountain Standard Time, or any adjournment of the meeting, for the purposes set forth in the foregoing Notice of Special Meeting of Stockholders.

     Our Board of Directors has fixed the close of business on December 8, 2004, as the record date for the determination of stockholders who are entitled to notice of and to vote at the meeting, or any adjournment of the meeting. There were 8,663,039 shares of common stock issued and outstanding on December 8, 2004. We anticipate that this Information Statement will be mailed or furnished on or about December 19, 2004, to all stockholders of record as of the record date.

     A stockholder holding a total of 6,000,000 shares, representing approximately 69% of our outstanding shares, of common stock as of the record date, will vote its shares of common stock in favor of the approval of an amendment to our company's Articles of Incorporation that will change our name to "New Allied Lending, Inc.," increase our authorized shares of common stock to 250,000,000 shares and effectuate the 1:10 reverse split in our outstanding shares of common stock.

     PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE ACTION TO BE TAKEN AT THE SPECIAL MEETING OF STOCKHOLDERS, INCLUDING APPROVAL OF THE NAME CHANGE, THE INCREASE IN AUTHORIZED SHARES OF COMMON STOCK AND THE REVERSE STOCK SPLIT.

     WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

     PLEASE NOTE THAT THIS IS NOT AN OFFER TO PURCHASE YOUR SHARES.

     We will bear the cost of preparing and mailing the Notice of Special Meeting of Stockholders and Information Statement to stockholders. We may also make arrangements with brokers, fiduciaries, custodians and nominees to send the Notice of Special Meeting of Stockholders and Information Statement to the beneficial owners of our common stock held of record by these persons. Upon request, we will reimburse these organizations for their reasonable out-of-pocket expenses incurred in forwarding this Information Statement and Notice of Special Meeting of Stockholders to their clients.


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


                          RECORD DATE AND VOTING RIGHTS

     Our common stock is our only outstanding class of voting securities. Stockholders of record at the close of business on December 8, 2004, the record date for determining stockholders entitled to notice, are the only stockholders entitled to vote at the meeting. As of the record date, there were 8,663,039 shares of our common stock outstanding and entitled to vote. Each stockholder entitled to vote shall have one vote for each share of common stock registered in the stockholder's name on our books as of the record date. A complete list of our stockholders entitled to vote at the meeting will be available and open to the examination of any stockholder for any purpose germane to the meeting during ordinary business hours from and after December 8, 2004, at our office, c/o Cudd & Associates, 18826 Pagentry Place, Monument, Colorado 80132.


                             QUORUM FOR THE MEETING

     Our Bylaws require that a majority of the outstanding shares entitled to vote, present in person or by proxy, shall constitute a quorum for the conduct of business at all meetings of stockholders. A total of 6,000,000 shares, representing approximately 69% of our outstanding shares, of common stock owned by Sandwood Investments, S.A., will be present in person or by proxy at the meeting. Thus, there will be a quorum for purposes of authorizing the proposed amendment to the Articles of Incorporation to change our name to "New Allied Lending, Inc.," increase our authorized shares of common stock to 250,000,000 shares and effectuate a reverse split in the common stock on the basis of one share for each ten shares outstanding.


                              VOTING AT THE MEETING

     On December 1, 2004, our Board of Directors unanimously approved an amendment to our Articles of Incorporation that would change our name from "New Allied Development Corporation" to "New Allied Lending, Inc.," increase our authorized shares of common stock from 25,000,000 to 250,000,000 shares of common stock and effectuate a 1:10 reverse split in our outstanding common stock. Our Board of Directors directed that these matters be submitted for approval at a special meeting of stockholders. Under our Bylaws, the affirmative vote of a majority of the shares entitled to vote is required to authorize any matter at a stockholders' meeting. At the special meeting of stockholders to be held on January 10, 2004, a stockholder holding approximately 69% of our outstanding voting stock will approve the Articles of Amendment to the Articles of Incorporation of New Allied Development Corporation, the form of which is attached to this Information Statement as Exhibit A. The proposed Articles of Amendment to the Articles of Incorporation of New Allied Development Corporation will become effective when they are filed with the Colorado Secretary of State. We anticipate that this filing will occur as soon as practicable following the meeting.


           PRINCIPAL STOCKHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth certain information regarding the ownership of our common stock as of the record date on December 8, 2004, by each stockholder known by us to be the beneficial owner of more than five per cent of our outstanding shares of common stock, each director and all directors and executive officers as a group. Except as otherwise indicated by footnote, each of the named individuals has sole voting and investment power with respect to the shares of common stock beneficially owned.



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


                                     Shares
    Name and Address of            Beneficially          Percent
        Beneficial Owner             Owned               of Class
----------------------------      -------------          ---------

Sandwood Investments, S.A.         6,000,000              69.26%

Arturo Campbell                    6,000,000*             69.26%

All Executive Officers and
  Directors as a Group (one
  person)                          6,000,000*             69.26%
------------------

     * Owned of record by Sandwood Investments. Ownership of the shares is attributable to Mr. Campbell, our sole director, by virtue of his position as a director of Sandwood Investments.

     As of the record date, there were 8,663,039 shares of common stock issued and outstanding and entitled to vote. Each share of common stock entitles its holder to one vote. Mr. Campbell serves as the sole member of our Board of Directors. We have no executive officers as of the date of this Information Statement.

     As of November 11, 2004, we issued 6,000,000 shares of common stock, representing approximately 69% of our issued and outstanding shares of common stock as of the date of this Information Statement, to Sandwood Investments for the payment by Sandwood Investments of the sum of $75,000 to New Allied Development and Sandwood Investment's agreement to cause New Allied Development, by March 5, 2004, to consummate a business combination with a privately-held company. A change of control of our company resulted from this transaction.


                                   NAME CHANGE

     The Board of Directors unanimously approved, subject to the approval of the stockholders at the special meeting to be held on January 10, 2004, a proposal to amend our Articles of Incorporation to change the name of our company from "New Allied Development Corporation," to "New Allied Lending, Inc." Effective upon the filing of the Articles of Amendment to the Articles of Incorporation of New Allied Development in the office of the Colorado Secretary of State, the change of our name to "New Allied Lending, Inc." will be effective.

Purpose of Name Change

     We were engaged in the business of lending money from 1995 to 1999. We propose to re-enter into the business of lending money and to acquire, in a "reverse acquisition" transaction, a privately-held company engaged in the money lending business. In light of the new strategic focus of our business on lending money, our Board of Directors has determined that it is in our best interest to adopt a name more readily identifiable with our current business plan. Our Board of Directors approved the change of name of our company to "New Allied Lending, Inc.," to more accurately reflect our future business. Consequently, the Board of Directors has recommended changing our name from "New Allied Development Corporation" to "New Allied Lending, Inc."



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


Effects of Name Change

     Changing our name will not have any effect on our corporate status, the rights of stockholders or the transferability of outstanding stock certificates. Outstanding stock certificates bearing the name "New Allied Development Corporation" will continue to be valid and represent shares of common stock of "New Allied Lending, Inc.," a Colorado corporation, following the name change. In the future, new stock certificates will be issued bearing our new name, but this will in no way affect the validity of your current stock certificates. In connection with our name change, our trading symbol in the "Pink Sheets" will change. Our common stock now trades in the "Pink Sheets" under the trading symbol "NEAL."


                  INCREASE IN AUTHORIZED SHARES OF COMMON STOCK

     The Board of Directors unanimously approved, subject to the approval of the stockholders at the special meeting to be held on January 10, 2004, a proposal to increase our authorized shares of common stock, no par value per share, from 25,000,000 to 250,000,000 shares of common stock. The increase in our authorized shares of common stock, no par value per share, to 250,000,000 shares will be effective upon the filing of the Articles of Amendment to the Articles of Incorporation of New Allied Development Corporation in the office of the Colorado Secretary of State.

Purpose of Increase in Authorized Shares of Common Stock

     In order to acquire a privately-held company engaged in the business of lending money, we will be required to issue a sizeable number of shares of our authorized and unissued shares of common stock to the current owners of the private company in order to acquire all of the outstanding securities of the corporation. Although the issuance of this number of additional shares of our common stock will result in dilution to our existing stockholders, we believe that this will be offset by the anticipated advantages of the acquisition. Our Board of Directors approved the increase in our authorized shares of common stock to 250,000,000 shares in order to enable us to acquire a privately-held company engaged in the money lending business and to make available to us for issuance a significant number of shares of common stock for any other purpose approved by our Board of Directors. Consequently, the Board of Directors has recommended increasing our authorized shares of common stock from 25,000,000 to 250,000,000 shares of common stock.

Effects of Increase in Authorized Shares of Common Stock

     Increasing our authorized shares of common stock will not have any effect on our corporate status, the rights of stockholders or the transferability of outstanding stock certificates. The increase in our authorized shares of common stock will enable us to issue up to an additional 241,336,961 shares of common stock in order to acquire a privately-held company engaged in the business of lending money and/or for any other proper purpose. We do not anticipate that we will be required to issue in excess of a total of an additional 200,000,000 shares of common stock to the owners of the private company in order to consummate the acquisition of all of the outstanding securities of the corporation in a "reverse acquisition" transaction.




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


                               REVERSE STOCK SPLIT

     The Board of Directors unanimously approved, subject to the approval of the stockholders at the special meeting to be held on January 10, 2004, a proposal to amend our Articles of Incorporation to effectuate a reverse split of our issued and outstanding shares of common stock on the basis that each ten shares of common stock then issued and outstanding will be converted into one share of common stock. The number of shares of capital stock authorized by the Articles of Incorporation and the no par value of the authorized capital stock will not change as a result of the proposed reverse stock split. However, see "Increase in Authorized Shares of Common Stock" above for a description of the proposal to increase our authorized shares of common stock from 25,000,000 to 250,000,000 shares of common stock. Effective upon the filing of the Articles of Amendment to the Articles of Incorporation of New Allied Development Corporation in the office of the Colorado Secretary of State, each ten issued and outstanding share of our common stock shall thereupon be combined into and reclassified as one share of common stock. Accordingly, each stock certificate which, prior to the effective date, represented shares of old common stock shall, upon the effective date, represent the number of shares of new common stock into which the shares of old common stock represented by the certificate shall be combined. We will issue one full new share of common stock to those record holders of old common stock at the close of business on the effective date who would otherwise be entitled to a fractional share of common stock as a result of the reverse stock split.

Background and Reasons For the Reverse Stock Split

     On December 8, 2004, the Board of Directors voted in favor of the 1:10 reverse stock split and directed that the reverse stock split be placed on the agenda for consideration by stockholders at the special meeting to be held on January 10, 2004. We believe that effectuation of the 1:10 reverse stock split will be a condition precedent to the consummation of the proposed acquisition of a privately-held company engaged in the business of lending money. Further, the Board of Directors believes that the per share price of our common stock negatively impacts the marketability of the existing shares, the amount and percentage of transaction costs paid by individual stockholders and our potential ability to raise capital by issuing new shares. We believe that the reasons summarized below largely account for such effects.

     Most brokerage firms do not permit lower-priced securities to be purchased on margin or used as collateral for margin accounts. Certain policies and practices of the securities industry, such as time-consuming procedures that make the handling of lower-priced securities economically unattractive, may tend to discourage individual brokers within those firms from dealing in lower-priced securities. Moreover, the brokerage commission on the purchase or sale of a lower-priced stock may represent a higher percentage of the price than the brokerage commission on a higher-priced stock. For the foregoing, among other, reasons, many brokerage firms and institutional investors are reluctant to recommend lower-priced securities to their clients or to hold them in their own portfolios. For these reasons, our Board of Directors believes that the low per share price of our common stock has the effect of limiting the effective marketability of our common stock and other negative consequences for New Allied Development and our stockholders.



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


     The Board of Directors believes that the decrease in the number of shares of our common stock outstanding and the resulting increased price level as a consequence of the reverse stock split will encourage greater interest in our common stock by the financial community and investing public. THERE CAN BE NO ASSURANCE, HOWEVER, THAT THE FOREGOING EFFECTS WILL OCCUR; THAT THE INCREASE IN THE MARKET PRICE OF OUR COMMON STOCK IMMEDIATELY FOLLOWING THE REVERSE STOCK SPLIT WILL BE SUSTAINED; OR THAT THE MARKET PRICE WILL EVER RISE TO A PRICE APPROXIMATING TEN TIMES THE MARKET PRICE PRIOR TO THE REVERSE STOCK SPLIT.

     No dissenting stockholder rights exist under Colorado law or under the Articles of Amendment to the Articles of Incorporation of New Allied Development Corporation or Bylaws in connection with the reverse stock split, with the exception of a stockholder whose total number of shares of common stock will be reduced to a fraction of one share as a result of the reverse stock split. We do not anticipate that the total holdings of any stockholder will be reduced to a fraction of a share as a result of the reverse stock split.

Effects of the Reverse Stock Split

     General Effects. As a result of the reverse stock split, the number of outstanding shares of our common stock will be reduced from 8,663,039 shares to approximately 866,304 shares, based upon the total number of outstanding shares of our common stock as of the record date on December 8, 2004. In order to avoid the expense and inconvenience of issuing and transferring fractional shares of new common stock, we will issue one full share of new common stock to stockholders who would otherwise be entitled to receive a fractional share of new common stock in lieu of issuing them a fractional share of new common stock. Please note that the reverse stock split will not change a stockholder's proportionate equity interest in our company, except that which may result from the elimination of a fractional share.

     Effect on Market for Common Stock. On December 8, 2004, the closing sale price of our common stock was $0.007 per share. By decreasing the number of shares of our common stock outstanding without altering the aggregate economic interest in our company represented by the shares, the Board of Directors believes that the market price of the common stock will increase over time to a more appropriate price; however, there can be no assurance that this will occur. The new common stock will continue to be traded over-the-counter in the "Pink Sheets," but under a new symbol. We plan to seek listing of the new common stock on the Over-the-Counter Bulletin Board at such time, if ever, as the threshold requirements for such listing and other requirements are satisfied.

     No Change in Stockholders' Equity. Our stated capital will be unchanged on the effective date of the reverse stock split. Because our common stock has no par value, our stated capital consists of the aggregate value of cash or other consideration we received upon the issuance of all currently outstanding shares of common stock. Our common stock will remain without par value following the reverse stock split.

     United States Income Tax Consequences. The following is a summary of the material anticipated federal income tax consequences of the reverse stock split to our stockholders. This summary is based on the provisions of the Internal Revenue Code of 1986, the Treasury Department Regulations issued pursuant thereto and published rulings and court decisions in effect as of the date of this Information Statement, all of which are subject to change. This summary does not take into account possible changes in these laws or interpretations, including amendments to the Code, applicable statutes, Regulations and proposed Regulations or changes in judicial or administrative rulings, some of which may have retroactive effect. No assurance can be given that any such changes will not adversely affect the discussion in this summary.


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


     This summary is provided for general information only and does not purport to address all aspects of the possible federal income tax consequences of the reverse stock split and IS NOT INTENDED AS TAX ADVICE TO ANY PERSON. In particular, and without limiting the foregoing, this summary does not consider the federal income tax consequences to stockholders in light of their individual investment circumstances or to holders subject to special treatment under the federal income tax laws (for example, life insurance companies, regulated investment companies and foreign taxpayers). In addition, this summary does not address any consequence of the reverse stock split under any state, local or foreign tax laws. As a result, it is the responsibility of each stockholder to obtain and rely on advice from his or her personal tax advisor as to: (i) the effect on his or her personal tax situation of the reverse stock split, including the application and effect of state, local and foreign income and other tax laws; (ii) the effect of possible changes in judicial or administrative interpretations of existing legislation and Regulations, as well as possible future legislation and Regulations; and (iii) the reporting of information required in connection with the reverse stock split on his or her own tax return. It will be the responsibility of each stockholder to prepare and file all appropriate federal, state and local tax returns.

     No ruling from the Internal Revenue Service or opinion of counsel will be obtained regarding the federal income tax consequences to the stockholders of our company as a result of the reverse stock split. ACCORDINGLY, EACH STOCKHOLDER IS ENCOURAGED TO CONSULT HIS OR HER TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES OF THE PROPOSED TRANSACTION TO THE STOCKHOLDER, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS.

     The following discussion describes certain federal income tax consequences of the proposed reverse stock split to our stockholders who are citizens or residents of the United States. In general, the federal income tax consequences of the proposed reverse stock split will be identical for all stockholders because they will receive solely new certificates in exchange for old certificates. In addition, the actual consequences for each stockholder will be governed by the specific facts and circumstances pertaining to his or her acquisition and ownership of the common stock. However, we believe that because the proposed reverse stock split is not a part of a plan to periodically increase a stockholder's proportionate interest in the assets or earnings and profits of our company, the proposed reverse stock split probably will have the federal income tax effects described below.

     No stockholder will recognize gain or loss on the exchange of old certificates for new certificates. In the aggregate, the stockholder's basis in the shares of common stock represented by new certificates will equal his or her basis in the shares of common stock represented by old certificates. The reverse stock split will constitute a reorganization within the meaning of Section 368(a)(1)(E) of the Code and our company will not recognize any gain or loss as a result of the reverse stock split.


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


     Exchange of Shares. On or subsequent to the effective date of the reverse stock split, we will mail to each stockholder a letter of transmittal. A stockholder will be able to receive his or her shares of new common stock only by transmitting to Interwest Transfer Company, Inc., Salt Lake City, Utah, the transfer agent and registrar for our common stock, the stockholder's stock certificate(s) evidencing shares of old common stock issued and outstanding prior to the effective date of the reverse stock split, together with the properly completed and executed letter of transmittal and such evidence of ownership of the shares of old common stock as our company may require. Stockholders will not receive certificates for shares of new common stock unless and until the certificate(s) representing their shares of old common stock outstanding prior to the reverse stock split are surrendered. Stockholders should not forward their certificate(s) to the transfer agent until they have received the letter of transmittal, and should surrender their certificate(s) only with the letter of transmittal.

     Each stockholder will be responsible for paying a total service fee of twenty-five dollars ($25.00) upon the surrender of his or her stock certificate(s) in exchange for new common stock certificate(s). However, as noted above, as of the effective date of the reverse stock split, each ten issued and outstanding shares of our common stock, no par value per share, will automatically, i.e., without further stockholder action, be combined into and reclassified as one share of common stock, no par value per share. Thus, each stock certificate that, prior to the effective date of the reverse stock split, represented shares of old common stock will, upon the effective date of the reverse stock split, represent the number of shares of new common stock into which the shares of old common stock represented by the certificate are to be combined.

     No scrip or fractional share certificates for new common stock will be issued in connection with the reverse stock split. The Board of Directors has authorized us to issue one full share of new common stock to any stockholder who would otherwise receive a fractional share of common stock as a result of the reverse stock split. We do not anticipate that the total holdings of any stockholder will be reduced to a fraction of a share of common stock as a result of the reverse stock split.


                                  VOTE REQUIRED

     Our Bylaws provide that the affirmative vote of a majority of the shares of common stock present or represented by proxy and voting at the special meeting is required to authorize an amendment to the Articles of Incorporation to change our company's name from "New Allied Development Corporation" to "New Allied Lending, Inc.," to increase our authorized shares of common stock from 25,000,000 to 250,000,000 to shares and to effectuate a reverse split in our outstanding shares of common stock on the basis of one share of common stock for every ten shares of common stock outstanding. Sandwood Investments, holder of a total of 6,000,000 shares of our common stock, representing approximately 69% of our outstanding voting stock, will vote at the special meeting of stockholders to be held on January 10, 2004, in favor of the proposal to approve an amendment to our Articles of Incorporation that would change our name, increase our authorized shares of common stock and effectuate the 1:10 reverse stock split.

                     AMENDMENT TO ARTICLES OF INCORPORATION

     On December 1, 2004, our Board of Directors approved, subject to receiving the approval of the stockholders of our common stock, the amendment to our Articles of Incorporation in the form of Exhibit A attached to this Information Statement, to change the name of our company from "New Allied Development Corporation," to "New Allied Lending, Inc.," to increase our authorized shares of common stock from 25,000,000 to 250,000,000 shares common stock and to effectuate a reverse split in our common stock on the basis of one share of common stock for each ten shares of common stock outstanding. We will obtain stockholder approval for the change of name, the increase in authorized shares and the reverse stock split by the affirmative vote of a stockholder owning 6,000,000 shares of our common stock, which represent approximately 69% of our outstanding shares of common stock on the record date of December 8, 2004. Neither the change of name, the increase in our authorized shares of common stock nor the proposed 1:10 reverse split in our outstanding shares of common stock will become effective until the Articles of Amendment to the Articles of Incorporation of New Allied Development Corporation, in the form of Exhibit A, are filed with the Colorado Secretary of State. We expect to make the appropriate filing as soon as practicable after the meeting, a period of not less than twenty days after a definitive Information Statement is first mailed to stockholders of our common stock.

                               DISSENTERS' RIGHTS

         Under the Colorado Business Corporation Act, stockholders are not entitled to dissenters' rights of appraisal in connection with the change of our name, the increase in our authorized shares of common stock or the proposed 1:10 reverse stock split, except insofar as a stockholder's total holdings are reduced to a fraction of one share as a result of the reverse stock split. We do not anticipate that the total holdings of any stockholder will be reduced to a fractional share as a result of the reverse stock split.


                 INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO
                            MATTERS TO BE ACTED UPON

     Except as disclosed elsewhere in this Information Statement, none of the following persons has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon:

     (i)  Any director or officer since the beginning of our last fiscal year;

     (ii) Any proposed nominee for election as a director; or

     (iii) Any associate or affiliate of any of the foregoing persons.

The stockholdings of our sole director are listed above in the section entitled "Principal Stockholders and Security Ownership of Management." We have no officers as of the date of this report. Our sole director, who is also a director of Sandwood Investments, has advised that Sandwood Investments, which owns approximately 69% of our outstanding shares of common stock, will support the change of name, the increase in authorized shares and the reverse stock split, as more particularly described in this Information Statement.

                             ADDITIONAL INFORMATION

     We are subject to the informational requirements of the Securities Exchange Act of 1934 and, in accordance with the Securities Exchange Act of 1934, file reports, proxy statements and other information, including annual reports on Form 10-KSB and quarterly reports on Form 10-QSB, with the Securities and Exchange Commission. Reports and other information that we file can be inspected and copied at the public reference facilities maintained at the Securities and Exchange Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of these materials can be obtained upon written request addressed to the Securities and Exchange Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The public may obtain information on the operation of the Public Reference Section by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission also maintains a web site on the Internet where reports, proxy and information statements and other information regarding issuers that file electronically with the Securities and Exchange Commission through the Electronic Data Gathering, Analysis and Retrieval System may be obtained free of charge. The address of the site is http://www.sec.gov.


                                 OTHER BUSINESS

     As of the date of this Information Statement, the Board of Directors knows of no other matter that properly may be presented at the special meeting of stockholders to be held on January 10, 2004.

     Pursuant to the requirements of the Securities Exchange Act of 1934, New Allied Development has duly caused this report to be signed by the undersigned thereunto authorized.


                                          NEW ALLIED DEVELOPMENT CORPORATION



                                          By: /s/ Arturo Campbell
                                              ---------------------------
                                              Arturo Campbell, President

Monument, Colorado
December 8, 2004









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



                                                                       Exhibit A

                              ARTICLES OF AMENDMENT

                       TO THE ARTICLES OF INCORPORATION OF

                       NEW ALLIED DEVELOPMENT CORPORATION

     Pursuant to the provisions of Section 7-110-103 of the Colorado Business Corporation Act, the undersigned corporation hereby adopts the following Articles of Amendment to its Articles of Incorporation.

     FIRST: The name of the corporation is New Allied Lending, Inc.

     SECOND: The following amendment to the Articles of Incorporation of New Allied Development Corporation was duly adopted by the stockholders of the corporation at a meeting held on January 10, 2004, in the manner prescribed by the Colorado Business Corporation Act, to-wit:

     THIRD: Article I of the Corporation's Articles of Incorporation shall be amended so that, as amended, Article I will read in its entirety as set forth below.

                                    ARTICLE I
                                      NAME

     The name of this corporation is New Allied Lending, Inc.

     FOURTH: Article IV of the Corporation's Articles of Incorporation shall be amended so that, as amended, Article IV will read in its entirety as set forth below.

                                   ARTICLE IV
                                  CAPITAL STOCK

     The total number of shares of all classes of capital stock that the corporation shall have authority to issue is 250,000,000 shares of common stock, no par value per share, and the designations, preferences, limitations and relative rights of the shares shall be as set forth in paragraphs (a) and (b) below.

          (1) At the time this Amendment becomes effective, each ten shares of common stock, no par value per share, of the Corporation issued and outstanding at such time shall be, and hereby is, changed and reclassified into one fully-paid and nonassessable share of common stock, no par value per share, of the Corporation authorized by such Amendment, with the result that the number of shares of common stock of the Corporation issued and outstanding immediately prior to the taking of effect of this Amendment is 8,663,039 shares of common stock, no par value per share, and the number of shares of common stock of the Corporation issued and outstanding immediately following the taking of effect of this Amendment is approximately 866,304 shares of common stock, no par value per share. At any time after this Amendment becomes effective, each certificate representing any shares of common stock, no par value per share, of the Corporation outstanding immediately prior to the taking of effect of this Amendment (collectively, the "Old Certificates") shall be exchangeable for a certificate representing shares of common stock, no par value per share, of the Corporation authorized by such Amendment (collectively, the "New Certificates"), in the ratio for such reclassification stated above (i.e., 1:10) through the surrender of such Old Certificates by the holders of record thereof to the Secretary of this Corporation at the principal office of the Corporation.



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


          (2) Upon surrender for exchange by each shareholder of an Old Certificate, the Corporation shall issue and deliver to each such shareholder a New Certificate representing one share of common stock, no par value per share, of the Corporation for each ten shares of common stock, no par value per share, of the Corporation issued and outstanding immediately prior to the taking of effect of this Amendment. The reclassification of ten issued and outstanding shares of common stock, no par value per share, of the Corporation into one share of common stock, no par value per share, of the Corporation shall be deemed to occur when this Amendment becomes effective and neither the surrender of the Old Certificates nor the issuance of the New Certificates shall be a necessary condition for the effectiveness of such reclassification. Each Old Certificate shall be canceled upon its surrender and a New Certificate shall be issued evidencing such shares as so reclassified. Consequently, the stated capital of this Corporation shall be unchanged following the taking of effect of this Amendment.

     FIFTH: The number of shares of common stock of the corporation outstanding at the time of the adoption of such amendment was 8,663,039 and the number of shares entitled to vote thereon was 8,663,039.

     SIXTH: The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows, to-wit:

                Class                          Number of Shares
                ------                         ----------------
                Common                          8,663,039

     SEVENTH: The number of shares of common stock voted for such amendment was 6,000,000, with -0- opposing and 2,663,039 abstaining.

     EIGHTH: This amendment provides for the exchange, reclassification and cancellation of issued shares in the manner provided above.

     NINTH: This amendment effectuates no change in the stated capital of the corporation.

     IN WITNESS WHEREOF, the undersigned director, having been thereunto duly authorized, has executed the foregoing Articles of Amendment on behalf of the corporation on the 7th day of January, 2004.

                                             NEW ALLIED DEVELOPMENT CORPORATION

                                             By:
                                                 -------------------------------
                                                       Arturo Campbell, Director




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